UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 6, 2009 (April 1, 2009)
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	980363970
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

Mintflower Place
8 Par-La-Ville Road
Hamilton, HM08
Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2009, Nabors Industries Ltd. (the “Company”) and Nabors Corporate Services, Inc., a wholly owned subsidiary of the Company, entered into a Departure Agreement (the “Departure Agreement”) with Bruce P. Koch, who was Vice President and Chief Financial Officer of the Company until February 28, 2009. Under the terms of the Departure Agreement, among other things, Mr. Koch will be paid a termination payment of $150,000.00. Mr. Koch agreed to release the Company from claims in connection with his employment and termination of employment from the Company. Mr. Koch also agreed to certain restrictive covenants, including a covenant not to hire, solicit or recruit any employee of the Company for a period of one year from the date of the Departure Agreement.
A copy of the Departure Agreement is filed as an exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Document Description

99.1	Departure Agreement between Nabors Industries Ltd., Nabors Corporate Services, Inc. and Bruce P. Koch, executed April 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 6, 2009	Nabors Industries Ltd.
/s/ Mark Andrews
Mark Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Departure Agreement between Nabors Industries Ltd., Nabors Corporate Services, Inc. and Bruce P. Koch, executed April 1, 2009.

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